UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2018

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address of principal executive offices) (Zip Code)
+44-1604-232425
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 2, 2018, Cleveland Apple Investor L.P. (an affiliate of Cerberus Capital Management, L.P.), the sole holder of 435,000 shares of Series C Preferred Stock, par value $1.00 per share (“Series C Preferred Stock”) of Avon Products, Inc. (the “Company”), which represents 100% of the issued and outstanding shares of Series C Preferred Stock, voted its 435,000 shares of Series C Preferred Stock by written consent in favor of electing each of Chan W. Galbato, Michael F. Sanford and Lenard B. Tessler (collectively, the “Series C Designees”) to the board of directors of the Company. Each of the Series C Designees will be a Preferred Director as such term is defined in the previously filed Certificate of Amendment in respect of the Series C Preferred Stock (the “Series C Certificate of Amendment”) and each of the Series C Designees will serve for the term commencing immediately upon the conclusion of the 2018 annual meeting of the shareholders of the Company and continuing until the next annual meeting of the shareholders of the Company and until his successor is duly elected and qualified, unless such Preferred Director is earlier removed in accordance with the Series C Certificate of Amendment, resigns or is otherwise unable to serve.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Ginny Edwards
Name: Ginny Edwards
Title: Vice President and Corporate Secretary

Date: April 4, 2018